UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/20/2007

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 16, 2007, the registrant, Unitrin, Inc. ("Unitrin"), signed a definitive agreement with Primesco, Inc. of Decatur, Alabama ("Primesco") in connection with Unitrin's previously-announced plans to acquire Primesco. In its press release, dated November 12, 2007, which is attached hereto as Exhibit 99.01, Unitrin announced that it had reached an agreement to acquire Primesco, subject to execution of definitive agreements, approvals by Primesco's shareholders, approvals by insurance regulators and other customary closing conditions. More information about the transaction, which is expected to close in the first quarter of 2008, is included in the attached exhibit.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.01 - Press Release dated November 12, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: November 20, 2007	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-99.01	Press Release dated November 12, 2007